RCI Reports 4Q24 & FY24 Results, Launches 5-Year Capital Allocation Plan, Hosts 4:30 PM ET X Spaces Call Today
HOUSTON—December 16, 2024—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2024 fourth quarter and year ended September 30, 2024. The company also filed its Form 10-K today and announced details of its "Back to Basics" Five-Year Capital Allocation Plan.

Summary Financials (in millions except EPS)	4Q24	4Q23	FY24	FY23
Total revenues	$73.2	$75.3	$295.6	$293.8
EPS	$0.03	$0.23	$0.33	$3.13
Non-GAAP EPS[1]	$1.63	$1.11	$4.72	$4.90
Impairments and other charges, net	$10.1	$9.9	$36.6	$15.6
Net cash provided by operating activities	$15.7	$12.1	$55.9	$59.1
Free cash flow[1]	$13.2	$11.1	$48.4	$53.2
Net income attributable to RCIHH common stockholders	$0.2	$2.2	$3.0	$29.2
Adjusted EBITDA[1]	$17.9	$20.2	$72.6	$85.0
Weighted average shares used in computing EPS – basic and diluted	9.01	9.42	9.25	9.34
1 See “Non-GAAP Financial Measures” below
4Q24 Summary (Comparisons are to the year-ago period unless indicated otherwise)
Eric Langan, President and CEO, said: "Nightclubs same-store sales increased for the second quarter in a row, the first time since the first half of FY23, but total company sales declined due to a hurricane and fire, resulting in a lower EPS. However, non-GAAP EPS, net cash provided by operating activities, and free cash flow all increased. We ended FY24 with 8.955 million shares outstanding, down 4.7% year over year, and have continued to buy back shares in the market.”
"Back to Basics" FY25-29 Capital Allocation Plan
Mr. Langan continued: “RCI has grown significantly since we initiated our Capital Allocation Strategy at year-end FY15. Revenue has more than doubled, from $135 million to $296 million, a CAGR of 9%. More importantly, free cash flow has more than tripled, from $15 million to $48 million, a CAGR of 14%, while our share count fell by 13%. We are proud of this achievement and thank all employees, entertainers, and partners who made this possible."
“Looking ahead, we plan to build on this track record through a 'Back-to-Basics' strategy. Operationally, this means focusing on our Nightclub business and improving Bombshells. For capital allocation, this means focusing on club acquisitions and returning more capital to shareholders, mainly through buybacks."

Operational Priorities	Capital Allocation Priorities (% of FCF)	FY29 Financial Targets
Focus on Existing Nightclubs	Nightclub Acquisitions: 50% (includes debt repayment)	Total Revenues: $400M
Improve Bombshells		Free Cash Flow: $75M
Acquire New Nightclubs	Share Buybacks & Dividends: 50%	Shares Outstanding: 7.5M
X-Spaces Conference Call at 4:30 PM ET Today
•Hosted by RCI President & CEO Eric Langan, CFO Bradley Chhay, and Mark Moran of Equity Animal
•Call link: https://x.com/i/spaces/1DXGydpRRRLKM (X log in required)
•Presentation link: https://www.rcihospitality.com/investor-relations/
•To ask questions: Participants must join the X Space using a mobile device
•To listen only: Participants can access the X Space from a computer
•There will be no other types of telephone or webcast access

4Q24 Results (Comparisons are to the year-ago period unless indicated otherwise)
Nightclubs segment: Revenues of $60.6 million decreased by 0.5%. Sales reflected 2.2% same-store sales growth, which was negatively impacted by 10 closure days at three Houston area clubs due to the July hurricane. Sales also reflected three new and reformatted clubs, the temporary closing of two clubs, and the transition of two clubs to new formats and/or hours.2
By type of revenue, alcoholic beverages increased by 0.3%; food, merchandise and other increased by 0.9%; and service decreased by 1.7%. The differing growth rates primarily reflected higher alcohol and food, and lower service sales from clubs acquired last year.
The quarter included total impairments and other charges of $6.9 million compared to $8.9 million, resulting in operating income of $13.1 million (21.5% of segment revenues) compared to $12.1 million (19.8%). Non-GAAP operating income was $20.5 million (33.8% of segment revenues) compared to $21.6 million (35.4%). The difference in non-GAAP operating margin reflected minimum wage increases that took effect in July and September 2024 in various locations.
Bombshells segment: Revenues of $11.9 million declined 12.1%. Sales reflected a 16.2% SSS decline, which was negatively impacted by 26 closure days at five Houston area locations due to the July hurricane. New sales from the Stafford location, which opened in November 2023, partially offset the early September 2024 divestiture of the San Antonio location.2
The quarter included total impairments and other charges of $3.2 million compared to $0.2 million, resulting in an operating loss of $2.5 million (-21.1% of segment revenues) compared to income of $1.2 million (8.7%). Non-GAAP operating income was $0.7 million (5.9% of segment revenues) compared to $1.4 million (10.4%). The difference in non-GAAP operating margin reflects lower SSS and weather related closures.
Corporate segment: Expenses totaled $7.1 million (9.7% of total revenues) compared to $6.8 million (9.0%). Non-GAAP expenses totaled $6.6 million (9.0% of total revenues) compared to $6.3 million (8.4%).
Impairments and other charges, net of $10.1 million within consolidated operations mainly included impairment of $7.0 million related to nine clubs and $5.5 million related to six Bombshells and the food hall, and a $2.3 million net gain from the elimination of debt from the sale of Bombshells San Antonio.
Income tax was a benefit of $0.8 million compared to $0.6 million. The effective tax rate was a benefit of 15.7% in FY24 compared to an expense of 19.0% in FY23.
Weighted average shares outstanding of 9.01 million decreased 4.4% due to share buybacks partially offset by shares issued in the 2Q23 Baby Dolls-Chicas Locas acquisition.
Share Repurchases: In 4Q24, RCI repurchased 174,790 common shares for $7.8 million ($44.81 average per share), resulting in 8,955,000 shares of common stock outstanding and $21.0 million in remaining purchase authorization. For all of FY24, RCI repurchased 442,639 shares for $20.6 million ($46.55 average per share).
Debt was $238.2 million at September 30, 2024 compared to $245.4 million at June 30, 2024 and $239.8 million at September 30, 2023. The June-September 2024 decline primarily reflected elimination of Bombshells San Antonio debt and scheduled pay downs.
2 See our October 8, 2024, news release on 4Q24 sales for more details
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) settlement of lawsuits, and (f) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) settlement of lawsuits, (f) gain on debt extinguishment, (g) stock-based compensation, (h) the income tax effect of the above-described adjustments, and (i) change in deferred tax asset valuation allowance. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 0.0%, 20.6%, and 22.8% effective tax rate of the pre-tax non-GAAP income before taxes for 2024, 2023, and 2022, respectively, and the GAAP income tax expense. We believe that excluding and including such items help management and investors better understand our operating activities.
Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense, (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) impairment of assets, (g) settlement of lawsuits, (h) gain on debt extinguishment, and (i) stock-based compensation. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess the unleveraged performance return on our investments. Adjusted EBITDA multiple is also used as a target benchmark for our acquisitions of nightclubs.
We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2024, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares, and percentage data)

	For the Three Months Ended				For the Twelve Months Ended
	September 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$32,459	44.3%	$33,325	44.3%	$133,124	45.0%	$127,262	43.3%
Sales of food and merchandise	11,000	15.0%	11,149	14.8%	44,606	15.1%	43,906	14.9%
Service revenues	24,504	33.5%	25,661	34.1%	98,455	33.3%	103,577	35.3%
Other	5,271	7.2%	5,115	6.8%	19,419	6.6%	19,045	6.5%
Total revenues	73,234	100.0%	75,250	100.0%	295,604	100.0%	293,790	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,783	17.8%	6,155	18.5%	24,228	18.2%	23,291	18.3%
Food and merchandise sold	4,132	37.6%	4,000	35.9%	16,360	36.7%	15,429	35.1%
Service and other	286	1.0%	191	0.6%	397	0.3%	282	0.2%
Total cost of goods sold (exclusive of items shown below)	10,201	13.9%	10,346	13.7%	40,985	13.9%	39,002	13.3%
Salaries and wages	20,878	28.5%	20,818	27.7%	84,177	28.5%	79,500	27.1%
Selling, general and administrative	24,761	33.8%	24,463	32.5%	99,672	33.7%	93,024	31.7%
Depreciation and amortization	3,757	5.1%	4,043	5.4%	15,395	5.2%	15,151	5.2%
Impairments and other charges, net	10,118	13.8%	9,936	13.2%	36,570	12.4%	15,629	5.3%
Total operating expenses	69,715	95.2%	69,606	92.5%	276,799	93.6%	242,306	82.5%
Income from operations	3,519	4.8%	5,644	7.5%	18,805	6.4%	51,484	17.5%
Other income (expenses)
Interest expense	(4,224)	(5.8)%	(4,246)	(5.6)%	(16,679)	(5.6)%	(15,926)	(5.4)%
Interest income	162	0.2%	120	0.2%	482	0.2%	388	0.1%
Income before income taxes	(543)	(0.7)%	1,518	2.0%	2,608	0.9%	35,946	12.2%
Income tax expense (benefit)	(788)	(1.1)%	(601)	(0.8)%	(410)	(0.1)%	6,846	2.3%
Net income	245	0.3%	2,119	2.8%	3,018	1.0%	29,100	9.9%
Net loss (income) attributable to noncontrolling interests	(1)	—%	72	0.1%	(7)	—%	146	—%
Net income attributable to RCIHH common shareholders	$244	0.3%	$2,191	2.9%	$3,011	1.0%	$29,246	10.0%

Earnings per share
Basic and diluted	$0.03		$0.23		$0.33		$3.13

Weighted average shares used in computing earnings per share
Basic and diluted	9,006,014		9,417,166		9,250,245		9,335,983

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues
Nightclubs	$60,636	$60,943	$243,864	$236,748
Bombshells	11,937	13,580	50,578	55,723
Other	661	727	1,162	1,319
	$73,234	$75,250	$295,604	$293,790

Income (loss) from operations
Nightclubs	$13,064	$12,060	$58,094	$73,187
Bombshells	(2,517)	1,179	(10,646)	6,502
Other	58	(793)	(523)	(1,446)
Corporate	(7,086)	(6,802)	(28,120)	(26,759)
	$3,519	$5,644	$18,805	$51,484

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$245	$2,119	$3,018	$29,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,757	4,043	15,395	15,151
Impairment of assets	12,553	9,336	38,517	12,629
Deferred income tax benefit	(31)	(991)	(6,450)	(1,781)
Loss (gain) on sale of businesses and assets	(2,331)	2	(2,215)	(870)
Amortization and writeoff of debt discount and issuance costs	146	162	608	615
Doubtful accounts expense on notes receivable	(22)	—	—	—
Loss (gain) on insurance	(522)	14	(522)	(77)
Noncash lease expense	662	752	2,980	2,978
Stock-based compensation	470	471	1,882	2,588
Changes in operating assets and liabilities, net of business acquisitions:
Receivables	1,231	(3,863)	4,283	(2,383)
Inventories	(97)	98	(309)	177
Prepaid expenses, other current, and other assets	1,063	3,236	(2,421)	(366)
Accounts payable, accrued, and other liabilities	(1,473)	(3,253)	1,118	1,369
Net cash provided by operating activities	15,651	12,126	55,884	59,130
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	19	1,434	1,969	4,245
Proceeds from insurance	1,367	(5)	1,367	86
Proceeds from notes receivable	70	59	249	229
Payments for property and equipment and intangible assets	(5,381)	(9,265)	(24,600)	(40,384)
Acquisition of businesses, net of cash acquired	—	—	—	(29,000)
Net cash used in investing activities	(3,925)	(7,777)	(21,015)	(64,824)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	—	—	22,657	11,595
Payments on debt obligations	(5,864)	(4,219)	(23,001)	(15,650)
Purchase of treasury stock	(7,831)	(2,125)	(20,606)	(2,223)
Payment of dividends	(628)	(566)	(2,302)	(2,146)
Payment of loan origination costs	—	—	(290)	(239)
Share in return of investment by noncontrolling partner	—	—	—	(600)
Net cash used in financing activities	(14,323)	(6,910)	(23,542)	(9,263)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,597)	(2,561)	11,327	(14,957)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	34,947	23,584	21,023	35,980
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$32,350	$21,023	$32,350	$21,023

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2024	September 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$32,350	$21,023
Receivables, net	5,563	9,846
Current portion of notes receivable	269	249
Inventories	4,676	4,412
Prepaid expenses and other current assets	4,427	1,943
Total current assets	47,285	37,473
Property and equipment, net	280,075	282,705
Operating lease right-of-use assets, net	26,231	34,931
Notes receivable, net of current portion	4,174	4,443
Goodwill	61,911	70,772
Intangibles, net	163,461	179,145
Other assets	1,227	1,415
Total assets	$584,364	$610,884

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$5,637	$6,111
Accrued liabilities	20,280	16,051
Current portion of debt obligations, net	18,871	22,843
Current portion of operating lease liabilities	3,290	2,977
Total current liabilities	48,078	47,982
Deferred tax liability, net	22,693	29,143
Debt, net of current portion and debt discount and issuance costs	219,326	216,908
Operating lease liabilities, net of current portion	30,759	35,175
Other long-term liabilities	398	352
Total liabilities	321,254	329,560

Commitments and contingencies

Equity
Preferred stock	—	—
Common stock	90	94
Additional paid-in capital	61,511	80,437
Retained earnings	201,759	201,050
Total RCIHH stockholders' equity	263,360	281,581
Noncontrolling interests	(250)	(257)
Total equity	263,110	281,324
Total liabilities and equity	$584,364	$610,884

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share and percentage data)

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$244	$2,191	$3,011	$29,246
Income tax expense (benefit)	(788)	(601)	(410)	6,846
Interest expense, net	4,062	4,126	16,197	15,538
Depreciation and amortization	3,757	4,043	15,395	15,151
Impairment of assets	12,553	9,336	38,517	12,629
Settlement of lawsuits	212	576	520	3,759
Loss (gain) on sale of businesses and assets	(2,320)	10	(2,140)	(682)
Loss (gain) on insurance	(327)	14	(327)	(77)
Stock-based compensation	470	471	1,882	2,588
Adjusted EBITDA	$17,863	$20,166	$72,645	$84,998

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$244	$2,191	$3,011	$29,246
Amortization of intangibles	597	806	2,494	3,528
Impairment of assets	12,553	9,336	38,517	12,629
Settlement of lawsuits	212	576	520	3,759
Stock-based compensation	470	471	1,882	2,588
Loss (gain) on sale of businesses and assets	(2,320)	10	(2,140)	(682)
Loss (gain) on insurance	(327)	14	(327)	(77)
Change in deferred tax asset valuation allowance	143	(176)	143	(176)
Net income tax effect	3,065	(2,810)	(410)	(5,068)
Non-GAAP net income	$14,637	$10,418	$43,690	$45,747

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,006,014	9,417,166	9,250,245	9,335,983
GAAP diluted earnings per share	$0.03	$0.23	$0.33	$3.13
Amortization of intangibles	0.07	0.09	0.27	0.38
Impairment of assets	1.39	0.99	4.16	1.35
Settlement of lawsuits	0.02	0.06	0.06	0.40
Stock-based compensation	0.05	0.05	0.20	0.28
Loss (gain) on sale of businesses and assets	(0.26)	—	(0.23)	(0.07)
Loss (gain) on insurance	(0.04)	—	(0.04)	(0.01)
Change in deferred tax asset valuation allowance	0.02	(0.02)	0.02	(0.02)
Net income tax effect	0.34	(0.30)	(0.04)	(0.54)
Non-GAAP diluted earnings per share	$1.63	$1.11	$4.72	$4.90

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$3,519	$5,644	$18,805	$51,484
Amortization of intangibles	597	806	2,494	3,528
Impairment of assets	12,553	9,336	38,517	12,629
Settlement of lawsuits	212	576	520	3,759
Loss (gain) on sale of businesses and assets	(2,320)	10	(2,140)	(682)
Loss (gain) on insurance	(327)	14	(327)	(77)
Stock-based compensation	470	471	1,882	2,588
Non-GAAP operating income	$14,704	$16,857	$59,751	$73,229

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	4.8%	7.5%	6.4%	17.5%
Amortization of intangibles	0.8%	1.1%	0.8%	1.2%
Impairment of assets	17.1%	12.4%	13.0%	4.3%
Settlement of lawsuits	0.3%	0.8%	0.2%	1.3%
Loss (gain) on sale of businesses and assets	(3.2)%	—%	(0.7)%	(0.2)%
Loss (gain) on insurance	(0.4)%	—%	(0.1)%	—%
Stock-based compensation	0.6%	0.6%	0.6%	0.9%
Non-GAAP operating margin	20.1%	22.4%	20.2%	24.9%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$15,651	$12,126	$55,884	$59,130
Less: Maintenance capital expenditures	2,483	1,005	7,463	5,954
Free cash flow	$13,168	$11,121	$48,421	$53,176

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended September 30, 2024					For the Three Months Ended September 30, 2023
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$13,064	$(2,517)	$58	$(7,086)	$3,519	$12,060	$1,179	$(793)	$(6,802)	$5,644
Amortization of intangibles	576	11	—	10	597	617	30	155	4	806
Impairment of assets	7,039	5,514	—	—	12,553	8,522	—	814	—	9,336
Settlement of lawsuits	157	25	—	30	212	378	198	—	—	576
Stock-based compensation	—	—	—	470	470	—	—	—	471	471
Loss (gain) on sale of businesses and assets	14	(2,332)	—	(2)	(2,320)	—	11	—	(1)	10
Loss (gain) on insurance	(327)	—	—	—	(327)	—	—	—	14	14
Non-GAAP operating income (loss)	$20,523	$701	$58	$(6,578)	$14,704	$21,577	$1,418	$176	$(6,314)	$16,857

GAAP operating margin	21.5%	(21.1)%	8.8%	(9.7)%	4.8%	19.8%	8.7%	(109.1)%	(9.0)%	7.5%
Non-GAAP operating margin	33.8%	5.9%	8.8%	(9.0)%	20.1%	35.4%	10.4%	24.2%	(8.4)%	22.4%

	For the Twelve Months Ended September 30, 2024					For the Twelve Months Ended September 30, 2023
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$58,094	$(10,646)	$(523)	$(28,120)	$18,805	$73,187	$6,502	$(1,446)	$(26,759)	$51,484
Amortization of intangibles	2,334	137	—	23	2,494	2,497	530	484	17	3,528
Impairment of assets	22,691	15,826	—	—	38,517	11,815	—	814	—	12,629
Settlement of lawsuits	465	25	—	30	520	3,552	207	—	—	3,759
Stock-based compensation	—	—	—	1,882	1,882	—	—	—	2,588	2,588
Loss (gain) on sale of businesses and assets	(56)	(2,322)	—	238	(2,140)	(734)	77	—	(25)	(682)
Gain on insurance	(327)	—	—	—	(327)	(48)	—	—	(29)	(77)
Non-GAAP operating income (loss)	$83,201	$3,020	$(523)	$(25,947)	$59,751	$90,269	$7,316	$(148)	$(24,208)	$73,229

GAAP operating margin	23.8%	(21.0)%	(45.0)%	(9.5)%	6.4%	30.9%	11.7%	(109.6)%	(9.1)%	17.5%
Non-GAAP operating margin	34.1%	6.0%	(45.0)%	(8.8)%	20.2%	38.1%	13.1%	(11.2)%	(8.2)%	24.9%